Exhibit 10.1
OMNIBUS AMENDMENT TO
INCENTIVE COMPENSATION PLANS

March 28, 2019

WHEREAS, BK Technologies, Inc., a Nevada corporation (the “Company”), has entered into an Agreement and Plan of Merger, dated March 28, 2019, by and among the Company, BK Technologies Corporation, Nevada corporation (“New BK”), and BK Merger Sub, Inc., a Nevada corporation (“MergerSub”), pursuant to which MergerSub shall be merged with and into the Company, with the Company surviving the merger, and New BK will become the successor issuer to the Company pursuant to and under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the publicly-traded parent company of the Company (the “Reorganization”);

WHEREAS, in connection with the Reorganization, each share of the Company’s common stock, par value $0.60 per share, will be exchanged for a share of New BK’s common stock, par value $0.60 per share;

WHEREAS, the Company intends for the sponsorship of the Company’s 2007 Incentive Compensation Plan (as amended, the “2007 Plan”) and the 2017 Incentive Compensation Plan (the “2017 Plan” and, together with the 2007 Plan, the “Plans”) to transfer to New BK, effective as of the date of, and contingent upon, the consummation of the Reorganization (the “Effective Time”); and

WHEREAS, in connection with the Reorganization, it is necessary to amend, pursuant to this omnibus amendment (this "Amendment"), each of the Plans, each of the stock option agreements pursuant to which options to purchase common stock of the Company have been granted and are outstanding pursuant to one of the Plans (collectively, the “Option Agreements”), each of the restricted share agreements pursuant to which shares of common stock of the Company which are subject to restrictions have been granted and are outstanding pursuant to one of the Plans (collectively, the “Restricted Share Agreements”), and each of the restricted share unit agreements pursuant to which restricted share units have been granted and are outstanding pursuant to one of the Plans (collectively, the “RSU Agreements”).

NOW, THEREFORE, each of the Plans, Option Agreements, Restricted Share Agreements and RSU Agreements are hereby amended as follows, effective as of the Effective Time:

1.
All references to “RELM Wireless Corporation,” “Relm Wireless Corporation” or “BK Technologies, Inc.” contained in each of the Plans, Option Agreements, Restricted Share Agreements and RSU Agreements are hereby changed to “BK Technologies Corporation,” including references in the name of each of the Plans.

2.
New BK hereby assumes all of the obligations of the Company under each of the Plans, respectively, and any awards granted thereunder that are outstanding as of the Effective Time pursuant to the Option Agreements, Restricted Share Agreements and RSU Agreements are hereby deemed transferred to New BK.

3.
In connection with the Reorganization, each share of the Company’s common stock reserved for issuance under the Plans or issued, or issuable, pursuant to awards that are outstanding as of the Effective Time shall be converted into one share of New BK’s common stock.

4.
Each of the Plans is hereby amended to provide that the Board of Directors of New BK (the “New Board”) and the Compensation Committee of the New Board shall each have the authority to amend or terminate the Plan, and the Compensation Committee (the “Old Committee”) of the Board of Directors of the Company (the “Old Board”) shall no longer have such authority.

5.
None of the Company, the Old Board or the Old Committee shall have any further obligations under the Plans and the Awards granted thereunder.

6.
Except as explicitly set forth in this Amendment, each Plan, and all outstanding awards granted thereunder, shall remain in full force and effect.

7.
In all other respects, the Plans, as amended, are hereby ratified and confirmed and shall remain in full force and effect.

8.
 The Company and New BK agree to take any such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

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IN WITNESS WHEREOF, the undersigned has duly executed this Omnibus Amendment to Incentive Compensation Plans as of the date first written above.

BK TECHNOLOGIES, INC.

/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer

BK TECHNOLOGIES CORPORATION

/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer